Exhibit 99.1
OVERSEAS SHIPHOLDING GROUP REPORTS
SECOND QUARTER 2019 RESULTS

Tampa, FL – August 9, 2019 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter 2019.

Highlights

•
Net loss for the second quarter 2019 was $1.7 million, or ($0.02) per diluted share, compared with net income of $3.1 million, or $0.03 per diluted share, for the second quarter 2018. Net income for the second quarter 2019 before accounting reserves for Philadelphia Energy Solutions was $1.6 million, or $0.02 per diluted share.

•
Shipping revenues for the second quarter 2019 were $88.5 million, down 7.2% compared with the same period in 2018. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the second quarter 2019 were $82.1 million, down 4.5% compared with the second quarter 2018. Second quarter 2019 TCE revenues remained consistent with first quarter 2019 TCE revenues.

•
Second quarter 2019 Adjusted EBITDA(B), a non-GAAP measure, was $18.2 million, down 26.8% from $24.9 million in the second quarter 2018. Adjusted EBITDA was reduced by $4.3 million due to reserves for possible losses associated with Philadelphia Energy Solutions' bankruptcy.

•	Total cash(C) was $53.6 million as of June 30, 2019.

Mr. Sam Norton, President and CEO, stated, “We have made significant progress towards securing more stable and visible cash flows in our conventional tanker and ATB trades. Supported by strong fundamentals and high utilization, our conventional tanker and ATB fleets both made solid contributions to our second quarter performance. This performance, together with a continually improving supply-demand balance, underpin our optimism about the emerging earnings recovery for these assets.”

Mr. Norton added, “In response to the Chapter 11 filing of Philadelphia Energy Solutions, OSG’s largest lightering customer, we have re-deployed one of our two lightering vessels into the strengthening conventional tanker market while we await clarity on the longer-term intentions for the PES refinery complex. Notwithstanding this adjustment, we believe that OSG’s niche businesses collectively remain well positioned to continue benefitting from the long-term stability that these unique assets have historically provided.”

Second Quarter 2019 Results

Shipping revenues were $88.5 million for the quarter, down 7.2% compared with the second quarter of 2018. TCE revenues for the second quarter of 2019 were $82.1 million, a decrease of $3.9 million, or 4.5%, compared with the second quarter of 2018. This decrease primarily resulted from (a) an increase in drydock days, (b) one less Government of Israel voyage during the second quarter of 2019 compared to the same period in 2018, (c) one less vessel in operation during the second quarter of 2019 compared to the same period in 2018, and (d) the sale of one vessel towards the end of the second quarter of 2019 compared to no vessel sales during the same period in 2018.

Following a significant refinery explosion in June 2019, our customer, Philadelphia Energy Solutions (“PES”), filed a Chapter 11 bankruptcy petition on July 21, 2019. At the time of filing, OSG had outstanding receivables from PES of approximately

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 7.

$4.3 million. The ultimate recovery of these receivables is currently unknown. The Company established, at June 30, 2019, a loss provision equal to $4.3 million. OSG is working diligently to maximize the Company's recovery.

Operating income for the second quarter of 2019 was $3.8 million, compared to operating income of $10.5 million in the second quarter of 2018.

Net loss for the second quarter 2019 was $1.7 million, or ($0.02) per diluted share, compared with net income of $3.1 million, or $0.03 per diluted share, for the second quarter 2018. Net income for the second quarter 2019 before accounting reserves for Philadelphia Energy Solutions was $1.6 million, or $0.02 per diluted share.

Adjusted EBITDA was $18.2 million for the second quarter, a decrease of $6.7 million compared with the second quarter of 2018. Adjusted EBITDA was reduced by $4.3 million due to reserves for possible losses associated with Philadelphia Energy Solutions' bankruptcy.

Conference Call

The Company will host a conference call to discuss its 2019 second quarter results at 9:00 a.m. Eastern Time (“ET”) on Friday, August 9, 2019.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Friday, August 9, 2019 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10133620.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 20-vessel U.S. Flag fleet consists of three ATBs, two lightering ATBs, three shuttle tankers, 10 MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the impact of the Philadelphia Energy Solutions' bankruptcy on our business, including the adequacy of the related loss reserve, and future performance of our niche and core businesses. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$62,007	$54,543	$125,127	$108,437
Voyage charter revenues	26,452	40,824	51,070	87,959
	88,459	95,367	176,197	196,396

Operating Expenses:
Voyage expenses	6,353	9,402	11,337	21,654
Vessel expenses	32,520	33,656	64,967	67,160
Charter hire expenses	22,581	22,768	44,879	45,315
Depreciation and amortization	13,084	12,426	25,561	24,798
General and administrative	5,957	6,576	11,633	13,359
Bad debt expense	4,300	—	4,300	—
(Gain)/loss on disposal of vessels and other property, including impairments, net	(66)	—	51	—
Total operating expenses	84,729	84,828	162,728	172,286
Income from vessel operations	3,730	10,539	13,469	24,110
Equity in income/(loss) of affiliated companies	68	(10)	68	(10)
Operating income	3,798	10,529	13,537	24,100
Other income/(expense), net	262	385	617	(246)
Income before interest expense, reorganization items and income taxes	4,060	10,914	14,154	23,854
Interest expense	(6,571)	(7,497)	(13,077)	(15,573)
(Loss)/income before income taxes	(2,511)	3,417	1,077	8,281
Income tax benefit/(provision)	773	(362)	381	(1,564)
Net (loss)/income	$(1,738)	$3,055	$1,458	$6,717

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,245,696	88,367,302	89,125,986	88,237,093
Diluted - Class A	89,245,696	89,198,996	89,507,860	88,910,518
Per Share Amounts:
Basic and diluted net (loss)/income - Class A	$(0.02)	$0.03	$0.02	$0.08

Consolidated Balance Sheets
($ in thousands)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$53,437	$80,417
Restricted cash	59	59
Voyage receivables, including unbilled of $6,041 and $10,160, net of reserve for doubtful accounts	11,400	16,096
Income tax receivable	476	439
Other receivables	3,020	3,027
Prepaid expenses	1,492	9,886
Inventories and other current assets	2,656	2,456
Total Current Assets	72,540	112,380
Vessels and other property, less accumulated depreciation	638,121	597,659
Deferred drydock expenditures, net	30,041	26,099
Total Vessels, Other Property and Deferred Drydock	668,162	623,758
Restricted cash - non current	140	165
Investments in and advances to affiliated companies	116	3,585
Intangible assets, less accumulated amortization	34,117	36,417
Operating lease right-of-use assets	229,265	—
Other assets	52,377	51,425
Total Assets	$1,056,717	$827,730
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$24,061	$34,678
Current portion of operating lease liabilities	81,586	—
Current portion of finance lease liabilities	3,929	—
Current installments of long-term debt	27,289	23,240
Total Current Liabilities	136,865	57,918
Reserve for uncertain tax positions	218	220
Noncurrent operating lease liabilities	163,029	—
Noncurrent finance lease liabilities	24,677	—
Long-term debt	306,308	322,295
Deferred income taxes, net	72,238	73,365
Other liabilities	20,569	44,464
Total Liabilities	723,904	498,262
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 85,651,060 and 84,834,790 shares issued and outstanding)	857	848
Paid-in additional capital	589,535	587,826
Accumulated deficit	(250,555)	(252,014)
	339,837	336,660
Accumulated other comprehensive loss	(7,024)	(7,192)
Total Equity	332,813	329,468
Total Liabilities and Equity	$1,056,717	$827,730

Consolidated Statements of Cash Flows
($ in thousands)

	Six Months Ended June 30,
	2019	2018
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$1,458	$6,717
Items included in net income not affecting cash flows:
Depreciation and amortization	25,561	24,798
Bad debt expense	4,300	—
Loss on disposal of vessels and other property, including impairments, net	51	—
Amortization of debt discount and other deferred financing costs	1,023	2,099
Compensation relating to restricted stock awards and stock option grants	763	1,497
Deferred income tax (benefit)/provision	(1,047)	1,057
Interest on finance lease liabilities	410	—
Non-cash operating lease expense	461	1,110
Distributed earnings of affiliated companies	3,470	3,747
Payments for drydocking	(9,383)	(4,107)
Operating lease right-of-use assets	44,344	—
Operating lease liabilities	(45,316)	—
Changes in operating assets and liabilities, net	(6,337)	2,603
Loss on extinguishment of debt, net	48	981
Net cash provided by operating activities	19,806	40,502
Cash Flows from Investing Activities:
Proceeds from disposals of vessels and other property	2,197	—
Expenditures for vessels and vessel improvements	(34,722)	—
Expenditures for other property	(638)	(22)
Net cash used in investing activities	(33,163)	(22)
Cash Flows from Financing Activities:
Payments on principal portion of finance lease liabilities	(798)	—
Payments on debt	(10,417)	(28,166)
Extinguishment of debt	(2,139)	(47,000)
Tax withholding on share-based awards	(294)	(359)
Net cash used in financing activities	(13,648)	(75,525)
Net decrease in cash, cash equivalents and restricted cash	(27,005)	(35,045)
Cash, cash equivalents and restricted cash at beginning of period	80,641	166,269
Cash, cash equivalents and restricted cash at end of period	$53,636	$131,224

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and six months ended June 30, 2019 and the comparable period of 2018. Revenue days in the quarter ended June 30, 2019 totaled 1,808 compared with 1,945 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2019		2018
Three Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$37,356	$57,212	$32,180	$60,953
Revenue days	157	959	282	795
Non-Jones Act Handysize Product Carriers:
Average rate	$17,347	$11,962	$32,493	$—
Revenue days	99	83	163	—
ATBs:
Average rate	$19,000	$21,610	$20,679	$23,629
Revenue days	89	252	268	255
Lightering:
Average rate	$68,220	$—	$63,999	$—
Revenue days	169	—	182	—

	2019		2018
Six Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$33,920	$57,035	$37,109	$62,852
Revenue days	247	1,941	619	1,515
Non-Jones Act Handysize Product Carriers:
Average rate	$21,905	$12,023	$34,939	$—
Revenue days	211	151	342	—
ATBs:
Average rate	$19,979	$21,583	$16,508	$23,300
Revenue days	175	518	530	516
Lightering:
Average rate	$70,634	$—	$67,372	$—
Revenue days	349	—	355	—

Fleet Information

As of June 30, 2019, OSG’s operating fleet consisted of 20 vessels, nine of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on bareboat charters.

Vessel Type	Vessels Owned	Vessels Chartered-In	Total Vessels	Total dwt (2)
Handysize Product Carriers (1)	4	11	15	710,161
Refined Product ATBs	3	—	3	89,881
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	9	11	20	891,154

(1)	Includes two owned shuttle tankers, one chartered-in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

(2)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2019	2018	2019	2018
Time charter equivalent revenues	$82,106	$85,965	$164,860	$174,742
Add: Voyage expenses	6,353	9,402	11,337	21,654
Shipping revenues	$88,459	$95,367	$176,197	$196,396

 Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2019	2018	2019	2018
Niche Market Activities	$20,736	$24,342	$43,339	$52,250
Jones Act Handysize Tankers	2,692	156	5,126	2,465
ATBs	3,577	5,043	6,549	7,552
Vessel Operating Contribution	27,005	29,541	55,014	62,267
Depreciation and amortization	13,084	12,426	25,561	24,798
General and administrative	5,957	6,576	11,633	13,359
Bad debt expense	4,300	—	4,300	—
(Gain)/loss on disposal of vessels and other property, including impairments, net	(66)	—	51	—
Equity in income/(loss) of affiliated companies	68	(10)	68	(10)
Operating income	$3,798	$10,529	$13,537	$24,100

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, gain/(loss) on disposal of vessels and other property, including impairments, loss on repurchases and extinguishment of debt, non-cash stock based compensation expense and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA. Prior periods have been adjusted to conform to current year presentation.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2019	2018	2019	2018
Net (loss)/income	$(1,738)	$3,055	$1,458	$6,717
Income tax (benefit)/provision	(773)	362	(381)	1,564
Interest expense	6,571	7,497	13,077	15,573
Depreciation and amortization	13,084	12,426	25,561	24,798
EBITDA	17,144	23,340	39,715	48,652
Amortization classified in charter hire expenses	267	465	497	929
Interest expense classified in charter hire expenses	401	430	804	864
Non-cash stock based compensation expense	453	704	763	1,497
(Gain)/loss on disposal of vessels and other property, including impairments, net	(66)	—	51	—
Loss on extinguishment of debt, net	48	—	48	981
Adjusted EBITDA	$18,247	$24,939	$41,878	$52,923

(C) Total Cash

($ in thousands)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$53,437	$80,417
Restricted cash - current	59	59
Restricted cash – non-current	140	165
Total Cash	$53,636	$80,641